Exhibit (23)
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statements (Forms S-8 No. 333-83311 and No. 333-113315) pertaining to the Pre-Tax Savings Plan (Clarksdale) of Cooper Tire & Rubber Company of our report dated June 19, 2007, with respect to the financial statements of the Cooper Tire & Rubber Company Pre-Tax Savings Plan (Clarksdale) included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

Toledo, Ohio	/s/ Ernst & Young LLP

June 19, 2007	Ernst & Young LLP